UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2009

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium,
1170 Peachtree Street NE, Suite 900
Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 745-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2009, Carter’s, Inc. (the “Company”) issued a press release announcing that Richard F. Westenberger is joining the Company as its new Executive Vice President and Chief Financial Officer effective January 19, 2009.  Mr. Westenberger will succeed Andrew B. North, the Company’s Vice President of Finance, who served as Chief Financial Officer on an interim basis following the promotion of Michael D. Casey to Chief Executive Officer in August 2008.

Mr. Westenberger is joining the Company from Hewitt Associates, Inc., where he served as Vice President of Corporate Finance and Treasurer since 2006.  Prior to Hewitt Associates, Inc., Mr. Westenberger was Senior Vice President and Chief Financial Officer of Land’s End, Inc., a specialty apparel division of Sears Holdings Corporation.  During his 10 years at Sears, Mr. Westenberger held various other senior financial management positions, including Vice President of Corporate Planning and Analysis and Vice President of Investor Relations.  Prior to Sears, Mr. Westenberger was with Kraft Foods, Inc.  He began his career at Price Waterhouse and is a certified public accountant.

A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

Exhibits – The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release of Carter’s, Inc., dated January 15, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 15, 2009	CARTER’S, INC.

	By:	/s/ Brendan M. Gibbons
	Name:	Brendan M. Gibbons
	Title:	Vice President, General Counsel, and Corporate Secretary